CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Capital Financial Holdings, Inc. (the "Company") for the quarter ending September 30, 2016, I, Elizabeth Colby, Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:
1.           Such Quarterly Report on Form 10-Q for the quarter ending September 30, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.           The information contained in such Quarterly Report on Form 10-Q for the quarter ending September 30, 2016, fairly presents, in all material respects, the financial condition and results of operations of the Company.
Capital Financial Holdings, Inc

Dated: November 10, 2016	By:	/s/ Elizabeth Colby
Elizabeth Colby